EXHIBIT 10.21
COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of June ___, 2009, between World Energy Solutions, Inc., a Delaware corporation (the “Company”), and the Purchaser(s) named on the signature page to this Agreement (the “Purchaser”). The Company and the Purchaser may hereinafter be referred to collectively as the “Parties” or individually as a “Party.” Except as otherwise indicated in this Agreement, capitalized terms used herein shall have the meaning as defined in Exhibit A attached to this Agreement.
PRELIMINARY STATEMENTS
A. The Company understands that the Purchaser desires to make an equity investment in the Company.
B. The Company and the Purchaser desire to enter into an agreement pursuant to which the Purchaser will purchase from the Company, and the Company will sell to the Purchaser, the restricted shares of common stock as described below.
NOW, THEREFORE, in consideration of the mutual promises and covenants being made in this Agreement, and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
STATEMENT OF AGREEMENT
ARTICLE I
ISSUANCE AND PURCHASE OF COMMON STOCK
1.1 Issuance and Purchase of Common Stock. Subject to the terms and conditions of this Agreement, the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, the number of shares (the “Shares”) of the Company’s common stock (the “Common Stock”) set forth on Schedule 1.1 to this Agreement at a price per share of $_____ (equal to the average of the bid and ask price as set forth on the Nasdaq Capital Market for the five (5) day trading days immediately prior to the Settlement Date, subject to a fifteen percent (15%) discount from that price) (the “Purchase Price”). The Company will issue no more than [1,700,000] Shares pursuant to this Agreement and similar Agreements with other purchasers in this private offering (“Other Purchasers”) under a term sheet (“Term Sheet”) relating to the private offering of the Company’s Common Stock. The obligations of the Purchaser and each of the Other Purchasers to purchase the Shares hereunder are irrevocable. The obligations of the Purchaser are several and not joint with the obligation of any Other Purchasers, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchasers.

1.2 Settlement. Until such time as aggregate gross proceeds received by the Company from the Purchaser and the Other Purchasers are at least [$                    ], such proceeds shall be deposited in a segregated non-interest bearing account at the Company’s primary banking institution. Settlement of the transactions contemplated in this Agreement (the “Settlement”) will occur only on or after the date that the aggregate gross proceeds received by the Company from the Purchaser and the Other Purchasers totals [$                    ], take place at the offices of the Company at such time and on such date as the Parties may mutually agree, but in no event later than                     , 2009 (the “Settlement Date”). At the Settlement, the Company will issue to Purchaser the Shares and deliver to Purchaser certificates for the shares of Common Stock duly registered in the name of Purchaser. If on the Settlement Date the Company shall not have received aggregate gross proceeds from the Purchaser and the Other Purchasers as contemplated herein, the offering will terminate and subscription funds shall be promptly returned to the Purchaser, without interest or deduction.
ARTICLE II
RESTRICTIONS ON TRANSFERABILITY
The Shares shall not be transferred before satisfaction of the conditions specified in this Article II, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws with respect to the transfer of any Shares. Purchaser, by entering into this Agreement and accepting the Shares, agree to be bound by the provisions of this Article II.
2.1 Restrictive Legend. Except as otherwise provided in this Article II, each certificate representing shares of Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AT THE TIME OF SALE OR THE HOLDER SUBMITS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, IS AVAILABLE. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THE COMMON STOCK PURCHASE AGREEMENT, DATED AS OF JUNE ___, 2009, BETWEEN WORLD ENERGY SOLUTIONS, INC. AND THE PURCHASER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF WORLD ENERGY SOLUTIONS, INC. AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST. THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF SUCH COMMON STOCK PURCHASE AGREEMENT.”

2.2 Transfers. The Purchaser agrees that it will not sell, transfer or otherwise dispose of any shares of restricted Common Stock, in whole or in part, except pursuant to an effective registration statement under the Securities Act, or unless the Purchaser submits an opinion of counsel reasonably satisfactory to the Company and its counsel that an exemption from registration exists thereunder. Each certificate, if any, evidencing such shares of restricted Common Stock issued upon such transfer shall bear the restrictive legend set forth in Section 2.1, unless in the written opinion of the transferee’s or Purchaser’s counsel delivered to the Company in connection with such transfer (which opinion shall be reasonably satisfactory to the Company) such legend is not required in order to ensure compliance with the Securities Act.
2.3 Termination of Restrictions. The restrictions imposed by this Article II upon the transferability of the restricted Common Stock and the legend requirement of Section 2.1 shall terminate as to any particular share (i) when and so long as such security shall have been registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Purchaser thereof shall have delivered to the Company the written opinion of counsel to such Purchaser, which opinion shall be reasonably satisfactory to the Company, stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Article II shall terminate as to any restricted Common Stock, as herein above provided, the Purchaser thereof shall be entitled to receive from the Company, at the expense of the Company, a new certificate representing such Common Stock, not bearing the restrictive legend set forth in Section 2.1.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
As a material inducement to the Purchaser entering into this Agreement and purchasing the Shares, the Company represents and warrants to the Purchaser, which representation and warranty shall be true and correct as of the date signed by the Purchaser and as of the date of the Settlement, as follows:
3.1 Corporate Status. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted. The Company is qualified or licensed to conduct business in all jurisdictions where its ownership or lease of property and the conduct of its or their business requires such qualification or licensing, except to the extent that failure to so qualify or be licensed would not have a Material Adverse Effect on the Company. There is no pending, or to the knowledge of the Company threatened, proceeding for the dissolution or liquidation or involving the insolvency of the Company.
3.2 Corporate Power and Authority. The Company has the corporate power and authority to execute and deliver this Agreement and the Shares, to perform its obligations hereunder and consummate the transactions contemplated hereby and thereby. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Shares and the transactions contemplated hereby and thereby.

3.3 Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
3.4 Non-Contravention and No Violation. The Company is not in violation of or default under, nor will the execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby and thereby, and the compliance by the Company with the terms and provisions hereof and thereof, (a) result in a violation or breach of, or constitute, with the giving of notice or lapse of time, or both, a material default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Company is a party or by which the Company or any material portion of the Company’s properties or assets may be bound, (b) violate any Requirement of Law applicable to the Company or any material portion of the Company’s properties or assets, or (c) result in the imposition of any Lien upon any of the properties or assets of the Company, or conflict with the Company’s Articles of Incorporation or Bylaws or under any indenture, mortgage Contract or instrument to which the Company is a party, except where any of the foregoing would not have a Material Adverse Effect on the Company.
3.5 Consents/Approvals. No consent, approval, waiver or other action by any Person under any Contract to which the Company is a party, or by which any of their respective properties or assets are bound, is required or necessary for the execution, delivery or performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents, filings, authorizations, approvals or waivers or make such filings would not have a Material Adverse Effect on the Company.
3.6 Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of June ___, 2009, the Company had outstanding [8,517,305] shares of Common Stock, all of which were duly authorized, validly issued, fully paid and non-assessable and had no outstanding shares of Preferred Stock. Except (a) as contemplated by this Agreement, and (b) as disclosed on Schedule 3.6, the Company has (x) no rights, options, warrants, convertible securities, subscription rights or other agreements, calls, plans, contracts or commitments of any kind relating to the issued and unissued capital stock of, or other equity interest in, the Company outstanding or authorized, (y) the consummation of the transactions consummated by this Agreement will not cause any anti-dilution adjustments to be made to any of the Company’s outstanding securities and (z) no contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock. Upon delivery to the Purchaser of the certificates representing the shares of Common Stock and payment of the Purchase Price, the Purchaser will acquire good, valid and marketable title, subject to the limitations on marketability contained in this Agreement or imposed pursuant to the Securities Act, to and beneficial and record ownership of the Shares, and the shares of Common Stock will be validly issued, fully paid and non-assessable.

3.7 SEC Reports. Since November 8, 2006, the Company has made all filings (the “SEC Reports”) required to be made by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the securities laws, rules and regulations of any state and pursuant to any Requirements of Law. To the best of the Company’s knowledge, the SEC Reports, when filed, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has made accessible to Purchaser true, accurate and complete copies of the SEC Reports which were filed with the SEC since January 1, 2009.
3.8 Financial Statements. Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the financial position of the Company as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations or other information therein of the Company for the periods or as of the dates therein set forth in accordance with GAAP consistently applied and, where applicable, the rules of the SEC and the Public Company Accounting Oversight Board, during the periods involved (except that the interim reports are subject to normal recording adjustments which might be required as a result of year-end audit and except as otherwise stated therein).
3.9 Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the date of this Agreement. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date, and found that the Company’s disclosure controls and procedures were effective at the reasonable assurance level to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

3.10 Undisclosed Liabilities. As of March 31, 2009, except for liabilities and losses incurred in the ordinary course of business since that date, the Company did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, subordinated or unsubordinated, matured or unmatured, accrued, absolute, contingent, regulatory or administrative charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement, that were not fully and adequately reflected or reserved for in the financial statements contained in the Company’s Quarterly Report on Form 10-Q as of such date, or otherwise disclosed in the SEC Reports. The Company is not the subject of any inquiry, investigation or similar matter being conducted by the SEC, any state securities regulator, the Nasdaq Capital Market, or other government body.
3.11 Material Changes. Except as set forth in the SEC Reports, since March 31, 2009, there has been no Material Adverse Change in or which may be reasonably expected to affect the Company. In addition, the description of the Company’s business contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is not materially inconsistent with its current operations. Except as set forth in the SEC Reports, since March 31, 2009, there has not been (i) any direct or indirect redemption, purchase or other acquisition by the Company of any shares of the Common Stock (other than pursuant to the withholding of shares upon a stock option exercise or restricted stock grant), or (ii) declaration, setting aside or payment of any dividend or other distribution by the Company with respect of the Common Stock.
3.12 Litigation. Except as set forth in the SEC Reports, the Company has not received any notice of any outstanding judgments, rulings, orders, writs, injunctions, awards or decrees of any court, government or other authority against the Company which could have, or is a party to any litigation or similar proceeding including an arbitration proceeding which could have, if decided adversely to their interests, a Material Adverse Effect on the Company. The Company has not received notice of (i) any customer or other complaint threatening any litigation or other such proceeding or (ii) any investigation, inquiry or similar proceeding from any governmental authority or agency.
3.13 Investment Company. The Company is not and after giving effect to the sale of the Shares will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
3.14 No Commissions. The Company has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the purchase of the Shares.
3.15 Title. Except as set forth on Schedule 3.15 hereto, the Company has good and marketable title to all properties and assets, owned by it, free and clear of all Liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to the Company’s business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company hold properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as now conducted and to be conducted, as presently planned.

3.16 Compliance With Laws, Licenses, Etc. The Company has not received notice of any violation of or noncompliance with any federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would have a Material Adverse Effect on the business or operations of the Company. The Company has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively “Licenses”) required by every federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed would not have a Material Adverse Effect on the business of the Company. The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.
3.17 Exemption From Registration. Based upon the representations and warranties of each of the Purchaser and each Other Purchaser, the sale of the Shares is exempt from the registration requirements of the Securities Act.
3.18 Eligibility to Use Form S-3. The Company is eligible to use Form S-3 and intends to use such form for the public sale by the Purchaser of the resale of the Shares of Common Stock by Purchasers under this Agreement.
3.19 Stock Options. With regard to the Company’s practices in connection with the granting of stock options, it has: (i) granted all stock options and restricted stock at or above the fair market value as determined by its relevant stock option or equity incentive plan, (ii) utilized the date of (or an average of prior five trading days) any applicable meeting of its board of directors or committee of its board of directors for the purposes of determining fair market value of stock options and restricted stock it has granted, and (iii) the Company is not aware of any inquiry or investigation which has been initiated or is being considered with respect to its stock option practices, whether by its registered independent public accounting firm, independent counsel or other party.
3.20 NASDAQ Compliance. The Company’s Common Stock is registered pursuant to Section 12 of the Exchange Act and is listed on the Nasdaq Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the SEC or the Nasdaq Capital Market is contemplating terminating such registration or listing (other than prior notifications described in the SEC Reports which have been resolved). The issuance by the Company of the Shares shall not have the effect of terminating the registration of the Common Stock or delisting the Common Stock from the Nasdaq Capital Market.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER
As a material inducement to the Company entering into this Agreement and issuing and/or selling the Shares, each Purchaser represents and warrants to the Company as follows:
4.1 Investment Intent. The Purchaser is acquiring the Shares hereunder for the Purchaser’s own account and with no present intention of distributing or selling the Shares or any interest in the Shares. The Purchaser agrees that it will not sell or otherwise dispose of any of the Shares or any interest in the Shares unless such sale or other disposition has been registered or qualified (as applicable) under the Securities Act and applicable state securities laws or, in the opinion of the Purchaser’s counsel delivered to the Company (which opinion shall be reasonably satisfactory to the Company) such sale or other disposition is exempt from registration or qualification under the Securities Act and applicable state securities laws. The Purchaser understands that the sale of the Shares acquired by the Purchaser hereunder has not been registered under the Securities Act, but the Shares are issued through transactions exempt from the registration requirements of, among other things, Section 4(2) of the Securities Act and Rule 506 thereunder, and that the reliance of the Company on such exemption from registration is predicated in part on these representations and warranties of the Purchaser. The Purchaser acknowledges that pursuant to Section 2.1 a restrictive legend consistent with the foregoing has been or will be placed on the certificates representing the shares of Common Stock until such legend is permitted to be removed under applicable law. The Purchaser will have no right to require registration of the shares of Common Stock, and the Company is under no obligation to cause an exemption for resale to be available or register the shares of Common Stock, except as provided in this Agreement.
4.2 Adequate Information. The Company has made available and the Purchaser has reviewed such information that the Purchaser considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares including, without limitation, the Company’s Form 10-K for the fiscal year ended December 31, 2008, Form 10-Q for the quarterly period ended March 31, 2009, Proxy Statement filed with the SEC on April 17, 2009, and Current Reports on Form 8-K filed with the SEC since January 1, 2009.
4.3 Opportunity to Ask Questions. The Purchaser has had the opportunity to question, and, to the extent deemed necessary or appropriate, has questioned representatives of the Company so as to receive answers and verify information obtained in the Purchaser’s examination of the Company, including the information that the Purchaser has reviewed in relation to its investment in the Shares.
4.4 No Other Representations. No oral or written representations have been made to the Purchaser in connection with the Purchaser’s acquisition of the Shares which were in any way inconsistent with the information reviewed by the Purchaser. The Purchaser acknowledges that no representations or warranties of any type or description have been made to it by any Person with regard to the Company, any of its respective businesses, properties or prospectus or the investment contemplated herein, other than the representations and warranties set forth in Article III hereof. The Purchaser has not made its decision to acquire Shares or to execute and deliver this Agreement on the basis of any belief that any officer, director or affiliate of the Company or any current stockholder of the Company would make an investment in the Company now or in the future.

4.5 Knowledge and Experience. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act. The Purchaser has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of new and speculative companies), so as to enable the Purchaser to utilize the information made available to the Purchaser to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.
4.6 Additional Representations. The Purchaser will make such additional representations and warranties and furnish such information regarding the Purchaser’s investment experience and financial position as the Company may reasonably require, and if there should be any material change in the information set forth herein prior to the closing of the sale of the Shares, the Purchaser will immediately furnish such revised or corrected information to the Company.
4.7 Term Sheet. The Purchaser has received a copy of the Term Sheet and any and all amendments, supplements and Appendices thereto. Except for the information contained in the Term Sheet, as amended or supplemented and except for the information that the Purchaser or its advisors, if any, have requested and been furnished in writing, neither the Purchaser nor its advisors has been furnished any offering material or literature related to the Company.
4.8 Independent Decision. The Purchaser is not relying on the Company, on any one of its representatives, or on any legal or other opinion in the materials reviewed by the Purchaser with respect to the financial or tax considerations of the Purchaser relating to its investment in the Shares. The Purchaser has relied solely on the representations, warranties, covenants and agreements of the Company in this Agreement (including the Exhibits and Schedules hereto) and on its examination and independent investigation in making its decision to acquire the Shares. The Purchaser has been afforded the opportunity to obtain, and has been furnished, all material that it has requested relating to the proposed operation of the Company, any other matters relating to the business and properties of the Company and the offer and sale of the Shares.
4.9 Legal Existence and Authority. If the Purchaser is a corporation, partnership, limited liability company, trust or other entity, the Purchaser has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its formation with full power and authority to acquire and hold the Shares and to execute, deliver and comply with the terms of this Agreement and such other documents required to be executed and delivered by the undersigned in connection with this subscription.
4.10 No Defaults or Conflicts. The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder does not conflict with or constitute a default under any instruments governing the Purchaser, or any law, regulation, order or agreement to which the Purchaser is a party or to which the undersigned is bound.

4.11 Validity; Enforceability; Binding Effect. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, and the agreements herein and therein constitute valid, binding and enforceable agreements of the Purchaser. The Purchaser is not a partnership, common trust fund, special trust, pension fund, retirement plan or other entity in which the partners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof.
4.12 Confidentiality. Unless required by law, the Purchaser shall not disclose, and shall maintain confidential any non-public information related to the Company, provided that the undersigned may disclose such information to any of its advisors, attorneys and accountants, if such advisor, attorney and/or accountant shall have agreed to be bound by this provision.
4.13 Residence; No General Solicitation. The Purchaser is a resident of the state(s) or other jurisdiction(s) indicated on the signature page hereto. The Purchaser is not aware of any general solicitation or advertising relating to the offer or sale of the Shares.
4.14 Non-Disclosure. Purchaser acknowledges that certain information contained in the disclosure document provided to Purchaser in connection with the private offering of the Common Stock has not been otherwise publicly disclosed. Accordingly, Purchaser agrees to keep such information confidential for a period ending on the earlier to occur of (i) the first anniversary of the Settlement Date, or (ii) the date upon which such information is publicly disclosed by the Company.
ARTICLE V
COVENANTS
5.1 Filings. Each of the Company and the Purchaser shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.
5.2 Further Assurances. Each of the Company and the Purchaser shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.
5.3 Cooperation. Each of the Company and the Purchaser agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law in connection with the transactions contemplated by this Agreement and to use their respective commercially reasonable efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions. Except as may be specifically required hereunder, the Company shall not be required to agree to take any action that in the reasonable opinion of the Company would result in or produce a Material Adverse Effect on the Company.
5.4 Notification of Certain Matters. Each of the Company and the Purchaser shall give prompt notice to the other of the occurrence, or non-occurrence, of any event which would be likely to cause any representation or warranty herein to be untrue or inaccurate, or any covenant, condition or agreement herein not to be complied with or satisfied.

ARTICLE VI
REGISTRATION OF THE SHARES
6.1 Registration Procedures and Other Matters. The Company shall:
(a) subject to receipt of necessary information from the Purchasers after prompt request from the Company to the Purchasers to provide required Purchaser information, prepare and file with the SEC, within 90 days after the Settlement Date, a registration statement on Form S-3 (the “Registration Statement”) to enable the resale of the Shares by the Purchasers;
(b) subject to receipt of necessary information from the Purchasers after prompt request from the Company to the Purchasers to provide required Purchaser information, use its commercially reasonable efforts to cause the Registration Statement to become effective within 90 days after the Settlement Date; provided, however, that if the Company has an outstanding confidential treatment request (“CTR”) application on file with the SEC as of the date the SEC provides notice that it has not further comments, then the Company shall use its commercially reasonable efforts to clear the CTR with the SEC and shall submit a request for acceleration of effectiveness of the Registration Statement within two business days following clearance of the CTR by the SEC;
(c) use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus related thereto (the “Prospectus”) used in connection therewith as may be necessary to keep the Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Purchaser’s Shares, until the earlier of (i) the date on which the Purchaser may sell all Shares then held by the Purchaser without restriction by the volume limitations of Rule 144 of the Securities Act, or (ii) such time as all Shares purchased by such Purchaser pursuant to this Agreement have been sold pursuant to a registration statement;
(d) comply with any prospectus publication requirement then applicable to it and furnish to each Purchaser with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (and preliminary Prospectuses) in conformity with the requirements of the Securities Act and such other documents as such Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by such Purchaser; provided, however, that the obligation of the Company to deliver copies of Prospectuses (or preliminary Prospectuses) to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses (or preliminary Prospectuses);

(e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 6.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
(f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 6.1 (other than underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees (including attorneys’ fees) or expenses incurred by the Purchaser) and the registration of the Shares pursuant to the Registration Statement;
(g) advise the Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and
(h) provide a “Plan of Distribution” section of the Registration Statement in the form reasonably acceptable to the Company, the Purchaser, and each Other Purchaser.
The Company understands that the Purchaser disclaims being an underwriter, but if the SEC deems the Purchaser to be an underwriter the Company shall not be relieved of any obligations it has hereunder; provided, however that if the Company receives notification from the SEC that the Purchaser is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 45th day after such SEC notification, or (ii) 120 days after the initial filing of the Registration Statement with the SEC.
6.2 Liquidated Damages. If the Registration Statement has not been declared effective by the SEC within 150 days of the Settlement Date, then the Company shall, as additional consideration and not as a penalty, deliver to the Purchaser on such 150th day, an amount of cash equal to 0.5% of the Purchase Price of the Common Stock purchased by such Purchaser.
6.3 Transfer of Shares After Registration; Suspension.
(a) The Purchaser shall not effect any disposition of the Shares that would constitute a sale or resale within the meaning of the Securities Act except as contemplated in the Registration Statement or as otherwise permitted by law, and the Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

(b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchaser copies of any documents filed pursuant to Section 6.3(b)(i) as the Purchaser may reasonably request; and (iii) inform each Purchaser that the Company has complied with its obligations in Section 6.3(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 6.3(b)(i) hereof when the amendment has become effective).
(c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other Governmental Authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other Governmental Authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for resale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Purchaser (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from reselling any Shares pursuant to the Registration Statement (a “Suspension”) until the Purchaser’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after the delivery of a Suspension Notice to the Purchaser. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6.3(c).
(d) Notwithstanding the foregoing paragraphs of this Section 6.3, the Purchaser shall not be prohibited from reselling Shares under the Registration Statement as a result of Suspensions for more than 60 days in any twelve month period, unless, in the good faith judgment of the Company’s Board of Directors, upon the written opinion of counsel of the Company, the resale of Shares under the Registration Statement in reliance on this paragraph 6.3(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

(e) Provided that a Suspension is not then in effect, the Purchaser may resell Shares under the Registration Statement, provided that it complies with any prospectus delivery requirement then applicable to it. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses (including documents incorporated by reference therein) to the Purchaser and to supply copies to any other parties requiring such Prospectuses.
ARTICLE VII
INDEMNIFICATION
7.1 Indemnification Generally. The Company, on the one hand, and the Purchaser, on the other hand, shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys’ fees and expenses) or deficiencies resulting from any breach of a representation, warranty or covenant by the Indemnifying Party (including indemnification by the Company of the Purchaser for any failure by the Company to deliver, or for any failure by the Purchaser to receive, stock certificates representing the Shares on the Settlement Date) and all claims, charges, actions or proceedings incident to or arising out of the foregoing (“Losses”). Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any Losses to the extent such Losses arise out of, result from, or are increased by, the breach of this Agreement by, or the fraudulent acts, negligence or willful misconduct of, the Indemnified Party.
7.2 Indemnification Procedures. Each Person entitled to indemnification under this Article VII (an “Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Article VII (an “Indemnifying Party”) of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing in respect of which indemnity may be sought hereunder; provided, however, failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any one action for all parties indemnified by such Indemnifying Party with respect to such claim except for local counsel if the attorneys selected by the Indemnified Party do not maintain an office within the jurisdiction of the court, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment. In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party the indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect of such claim or litigation.
ARTICLE VIII
MISCELLANEOUS
8.1 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such Party shall designate in writing to the other Party):

If to the Company to:	World Energy Solutions, Inc. 446 Main Street Worcester, MA 01608 Attn: Carolyn Oldenburg, Esq. General Counsel Fax:

with a copy to:	Michael A. Refolo, Esq. Mirick, O’Connell, DeMallie & Lougee, llp 100 Front Street Worcester, MA 01608

If to a Purchaser:	At the address indicated on the signature page
8.2 Loss or Mutilation. Upon receipt by the Company from any Purchaser of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a certificate representing shares of Common Stock and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Purchaser or an Affiliate thereof shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof or thereof, the Company will execute and deliver in lieu hereof or thereof a new stock certificate of like tenor to such Purchaser; provided, in the case of mutilation, no indemnity shall be required if the certificate representing shares of Common Stock in identifiable form is surrendered to the Company for cancellation.

8.3 Remedies. Each Party acknowledges that the other Party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such Party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each Party in addition to and without limiting any other remedy or right such Party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof. All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.
8.4 Entire Agreement. This Agreement (including Exhibit A, “Definitions,” and any other exhibits, appendices and schedules attached hereto), and the other documents delivered at the Settlement pursuant hereto, contain the entire understanding of the Parties in respect of the subject matter hereof and supersede all prior agreements and understandings between or among the Parties with respect to such subject matter. The exhibits and schedules hereto constitute a part hereof as though set forth in full above.
8.5 Expenses; Taxes. Except as otherwise provided in this Agreement, the Parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. Further, except as otherwise provided in this Agreement, any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Purchaser) arising out of the sale of the Shares by the Company to the Purchaser and consummation of the transactions contemplated by this Agreement shall be paid by the Company.
8.6 Amendment. This Agreement may be modified or amended solely with the written consent of both the Company and the Purchaser.
8.7 Waiver. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the Parties under this Agreement are in addition to all other rights and remedies, at law or equity that they may have against each other.
8.8 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and legal assigns. The provisions of this Agreement are intended to be for the benefit of all Purchasers from time to time of the Shares and shall be enforceable by any such Purchaser.

8.9 Counterparts. This Agreement may be executed in any number of counterparts (whether by original signature or a facsimile thereof), each of which shall be an original but all of which together shall constitute one and the same instrument.
8.10 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.
8.11 GOVERNING LAW; INTERPRETATION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF ANY OTHER JURSIDICTION.
8.12 Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable
8.13 Survival. Each representation, warranty, covenant and agreement of the parties set forth in this Agreement is independent of each other representation, warranty, covenant and agreement. Each representation and warranty made by any Party in this Agreement shall survive the Settlement through the period ending on the date three years from the Settlement Date.
[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY: WORLD ENERGY SOLUTIONS, INC.
By:
Name:
Title:

PURCHASER:

For purchases made by Individual	For purchases made by an Entity

Name of Individual Purchaser over age 21 (Print)	Name of Partnership, Company, Trust or Qualified Plan

By:
Signature	Signature

Residence Street Address	Print Name

City, State, Zip Code	Title

Mailing Address	Telephone No.

City, State, Zip Code	Tax Identification Number

Telephone No.	Street Address of Company/Partnership

City, State, Zip Code

EXHIBIT A
DEFINITIONS
1. Defined Terms. As used herein the following terms shall have the following meanings:
“Agreement” means this Common Stock Purchase Agreement.
“Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the Commonwealth of Massachusetts.
“Common Stock” means the common stock, $.0001 par value per share, of the Company, as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company.
“Company” has the meaning set forth in the Preamble of this Agreement.
“Contract” means any agreement, indenture, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, mortgage, restriction, commitment, obligation or other contract, agreement or instrument (whether written or oral).
“CTR” has the meaning set forth in Section 6.1(b) of this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.
“Indemnified Party” has the meaning set forth in Section 7.2 of this Agreement.
“Indemnifying Party” has the meaning set forth in Section 7.2 of this Agreement.
“Licenses” has the meaning set forth in Section 3.16 of this Agreement.
“Lien” means any mortgage, pledge, security interest, assessment, encumbrance, lien, lease, sublease, adverse claim, levy, or charge of any kind, or any conditional Contract, title retention Contract or other contract to give or refrain from giving any of the foregoing.

“Losses” has the meaning set forth in Section 7.1 of this Agreement.
“Material Adverse Change” or “Material Adverse Effect” means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the business, financial condition, results of operations, prospects (solely to the extent they have been publicly disclosed and subject to any qualifications and assumptions applicable to such disclosure, including any forward-looking statement disclaimer) or, where applicable, the management of such Person.
“Person(s)” means any individual, sole proprietorship, partnership, joint venture, trust, limited liability company, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
“Prospectus” has the meaning set forth in Section 6.1(c) of this Agreement.
“Purchase Price” has the meaning set forth in Section 1.1 of this Agreement.
“Purchaser” has the meaning set forth in the Preamble of this Agreement.
“Registration Statement” has the meaning set forth in Section 6.1(a) of this Agreement.
“Requirement of Law” means as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.
“SEC” means the Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 3.7 of this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the applicable time.
“Settlement” has the meaning set forth in Section 1.2 of this Agreement.
“Settlement Date” has the meaning set forth in Section 1.2 of this Agreement.
“Shares” has the meaning set forth in Section 1.1 of this Agreement.

2. Other Definitional Provisions.
(a) All references to “dollars” or “$” refer to currency of the United States of America.
(b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
(c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP.
(d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.
(e) The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any exhibits or schedules hereto) and not to any particular provision of this Agreement.

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